LOAN

AND

SECURITY AGREEMENT

Between

As Lender

and

SilverSun Technologies, Inc.
fka Trey Resources, Inc. and
SWK Technologies, Inc.

as Borrowers

and

Mark M. Meller

as Guarantor

LOAN AND SECURITY AGREEMENT

(ABL)

THIS LOAN AND SECURITY AGREEMENT is entered into and made October 26, 2011, by (***"Lender"***), and SilverSun Technologies, Inc. fka Trey Resources, Inc. a Delaware corporation, and SWK Technologies, Inc., a Delaware corporation (individually and collectively referred to hereinafter as ***"Borrower"***).

1. **Definitions**. All capitalized terms not herein defined shall have the meaning set forth in the Uniform Commercial Code (***"UCC"***). As used herein, the term:

"Accounting Standards" means: (i) in the case of financial statements and reports, conformity with generally accepted accounting principles, fully and fairly representing the financial condition as of the date thereof and the results of operations for the period or periods covered thereby, consistent with other financial statements of that company previously delivered to Lender; and (ii) in the case of calculations, definitions, and covenants, generally accepted accounting principles consistent with those used in the preparation of financial statements of Borrower and Guarantor previously delivered to Lender.

"Accounts" means any and all accounts as defined in the UCC, accounts receivable, any and all amounts owing to Borrower under any rental agreement or lease, payments on construction contracts, promissory notes, or on any other indebtedness, any rights to payment customarily or for accounting purposes classified as accounts receivable, and all rights to payment, proceeds or distributions under any contract of Borrower, presently existing or hereafter created, however created or evidenced, and all proceeds thereof.

"Account Debtor" means any Person obligated for payment of any Account.

"Advance Rate" means that percentage of the face amount of Eligible Accounts which may be advanced by Lender to Borrower as a Loan or series of Loans under the terms of this Loan Agreement, which advance rate percentage is more fully set forth on Schedule A attached hereto.

"Advances" means any Loan proceeds or other sums loaned, advanced or charged to Borrower under the terms of this Loan Agreement.

"Borrower" means SilverSun Techologies, Inc. aka SilverSun Technologies, Inc. fka Trey Resources, Inc., a corporation organized and existing under the laws of the State of Delaware, its successors, and, if permitted, assigns and SWK Technologies, Inc., a corporation organized and existing under the laws of the State of Delaware, its successors, and, if permitted, assigns.

"Borrower's Deposit Account" means any demand deposit account maintained by Borrower or represented by an officer or director of Borrower to be maintained by Borrower, and any other account of Borrower into which Borrower directs Lender to make advances or payments of any Obligations owed by Lender to Borrower.

"Borrowing Base Certificate" means that certain borrowing base certificate referenced in Sections 2.4 and 7.6 (iii) herein.

"Business Day" means any day not a Saturday, Sunday, legal holiday in the State of Utah, or day on which state or national banks in the State of Utah are authorized to close.

"Clearance Days" means three (3) Business Days.

"Collateral" means any collateral now or hereafter described in any Security Documents, including without limitation, any financing statement, continuation statement, financing change statement, amendment or similar filing or registration statement filed against Borrower naming Lender as the secured party, and any mortgage, deed, deed of trust, or other security instrument, and shall include all of Borrower's right, title and interest in, to and under the following property, now owned or hereafter acquired:

(i) All Accounts, Chattel paper, General Intangibles (including, but not limited to, tax refunds, registered and unregistered patents, trademarks, service marks, copyrights, trade names, trade secrets, customer lists and licenses), Documents, Instruments, securities, deposit accounts and certificates of deposit;

(ii) All Goods, including, but not limited to, all Eligible Inventory (the term "Eligible Inventory" shall include all raw materials, work in progress and finished goods, which are subject to no security interest, lien, or encumbrance of any nature whatsoever with priority over the security interest created by the Loan Documents, except any liens for current taxes and assessments which are not delinquent, but excluding inventory which, in the sole discretion of Lender, is damaged, stale, out-dated, obsolete, or otherwise unacceptable to Lender), wherever located.

(iii) All Equipment and fixtures, wherever located, and all additions, substitutions, replacements (including spare parts), and accessions thereof and thereto;

(iv) All books and records relating to all of the foregoing property and interests in property, including, without limitation, all computer programs, printed output and computer readable data in the possession or control of the Borrower, any computer service bureau or other third party;

(v) All investment property;

(vi) All Real Property identified in any mortgage, deed, deed of trust or other security or encumbrance instrument executed by or for the benefit of Borrower, in favor of or for the benefit of Lender;

(vii) All Proceeds of the foregoing, including but not limited to, all insurance proceeds, all claims against third parties for loss or destruction of or damage to any of the foregoing, and all income from the lease or rental of any of the foregoing.

"Effective Date" shall mean the date the parties intend this Loan Agreement to become binding and enforceable, which is the date this Loan Agreement is accepted and executed by Lender at set forth in Lender's signature block of this Loan Agreement.

"Eligible Account" means an Account of Borrower which meets the following specifications at the time it is created and at all times thereafter until collected in full.

(a) The Account meets all applicable representations and warranties concerning the Collateral set forth in the Loan Documents.

(b) The Account is due and payable not more than sixty (60) days from the date of the invoice evidencing the Account, and is not more than ninety (90) days past the date of invoice.

(c) The Account is a bona fide obligation of the Account Debtor for the amount identified on the records of Borrower, and there have been no payments, deductions, credits, payment terms, or other modifications or reductions in the amount owing on such Account except (i) as shown on the face of the invoice, (ii) discounts allowed in the ordinary course of business which have been disclosed in the Borrowing Base Certificate; and (iii) as otherwise shown on the records of Borrower and disclosed to Lender prior to Lender making any advance based upon the Account.

(d) There are no defenses or setoffs to payment of the Account which can be asserted by way of defense or counterclaim against Borrower or Lender, and to the best knowledge of the Borrower the Account will be timely paid in full by the Account Debtor.

(e) Performance of all services giving rise to the Account has been completed and all goods giving rise to the Account have been delivered, and Borrower has possession of or has submitted to Lender shipping or delivery receipts for all such goods.

(f) All services performed and goods sold which give rise to the Account have been rendered or sold in compliance with all applicable laws, ordinances, rules and regulations, and were performed or sold in the ordinary course of Borrower's business.

(g) There have been no extensions, modifications, or other agreements relating to payment of the Account except as otherwise shown on the face of the invoice and disclosed in writing to Lender prior to Lender making any advance based upon the Account.

(h) The Account Debtor is located or authorized to do business within the United States or Canada (excluding the Province of Quebec) and maintains an office and transacts business in the United States of America, and the Account is payable exclusively in U.S. currency, or the Account is backed by a letter of credit or credit insurance in a form and issued by a bank or insurer, as the case may be, acceptable to Lender in Lender's sole discretion.

(i) No proceeding has been commenced or petition filed under any bankruptcy or insolvency law by or against the Account Debtor; no receiver, trustee or custodian has been appointed for any part of the property of the Account Debtor; and no property of the Account Debtor has been assigned for the benefit of creditors.

(j) If twenty-five percent (25%) or more of the Accounts owing to Borrower by any particular Account Debtor do not meet the specifications of Paragraph (b) of this definition of Eligible Accounts, all Accounts owing by such Account Debtor shall not be Eligible Accounts.

(k) The Account is not owing by an Account Debtor for whom the terms of sale by Borrower are cash on delivery or otherwise considered or treated as a cash sale.

(l) The Borrower does not owe an account payable to the Account Debtor which could be set off against the Borrower's receivable Account.

(m) If the total of all outstanding Accounts owing by any single Account Debtor to Borrower equals twenty-five percent (25%) or more of the total outstanding current Accounts owing to Borrower, the amount of Accounts owing by that Account Debtor which equal or exceed this twenty-five percent (25%) requirement shall not be Eligible Accounts unless Lender has received satisfactory credit information concerning the account debtor and Lender has agreed in writing to accept the amount in excess of this twenty-five percent (25%) requirement as Eligible Accounts.

(n) The Account is not subject to any type of retainage by the Account Debtor.

(o) The Account does not arise from goods placed on consignment, guaranteed sale, or other terms by reason of which the payment by the Account Debtor may be conditional.

(p) The Account is not owing by an employee, officer, or director of Borrower.

(q) The Account is not owing by a parent, subsidiary, sister company, or other company related to or an affiliate of Borrower.

(r) The Account is not owing by an Account Debtor deemed by Lender in its sole discretion to be unacceptable.

(s) The Account is not related to maintenance plans whereby the Borrower's customer is allowed to pay on extended terms involving future services. Lender will consider as an Eligible Account, the portion of Accounts related to maintenance plans that are currently due.

"Equity Interest(s)" means the stock, membership interest, partnership interest, and each and every other form of legal and/or beneficial ownership in or to any business entity or concern.

"Event of Default" shall have the meaning set forth in Section 8.1 (*Events of Default*).

"Facility" means the loan or line of credit facility established for Borrower by Lender pursuant to the terms of this Loan Agreement.

"Fees" means those fees, costs and expenses chargeable to Borrower pursuant to Section 2.5 herein.

"Guarantee" means each guarantee described in Section 4 (*Guarantee*), and any and all schedules, exhibits, amendments, addendums, modifications, replacements, additions, or restatements hereto, whether presently existing or created in the future.

"Guarantor" means each Person guaranteeing the payment and performance of the Obligations, which Persons are more fully set forth and identified on Schedule A attached hereto, and their respective successors and authorized assigns.

"Lender" means Transportation Alliance Bank Inc., its successors, and assigns.

"Loan" means the loan(s) to be made pursuant to this Loan Agreement, as more fully described in Section 2 (*Loan Description*) hereof.

"Loan Agreement" means this Loan and Security Agreement, together with any schedules, exhibits, amendments, addendums, modifications, replacements, additions, or restatements hereto, whether presently existing or created in the future.

"Loan Documents" means the Loan Agreement, Promissory Note, Guarantee, Security Documents, all other agreements and documents contemplated by any of the aforesaid documents, and all schedules, exhibits, amendments, addendums, modifications, replacements, additions, or restatements thereto, whether presently existing or created in the future.

"Lockbox" shall have that meaning ascribed thereto in Section 2.4(c)

of this Agreement.

"Material Adverse Effect" means: (i) a material adverse change in, or a material adverse effect upon the operations, business, assets, property, liabilities (actual or contingent) or financial condition of the Borrower or any Guarantor; (ii) a material impairment of the rights and remedies of Lender under the Loan Documents; (iii) a material impairment of the ability of the Borrower or any Guarantor to perform any of their respective Obligations under the Loan Documents; or (iv) a material adverse effect upon the legality, validity, binding effect or enforceability against the Borrower or any Guarantor of any of the Loan Documents to which they are a party.

"Maximum Available Credit" an amount equal to the face amount of all Eligible Accounts multiplied by the Advance Rate, less all outstanding unpaid Advances, and less all other interest, fees, charges, penalties and other amounts due and owing to Lender under the Loan Documents, *provided however*, such maximum available credit amount shall never exceed the Maximum Credit Amount except as provided in Section 2.6 herein.

"Maximum Credit Amount" means the amount set forth in Schedule A attached hereto, or such other amount as Lender shall deem appropriate in its sole discretion, representing the maximum amount of Advances which may be made to Borrower under the Loan Documents.

"Notation" means the following notation: "Please remit any and all payment amounts to SilverSun Techologies, Inc. aka SilverSun Technologies, Inc. fka Trey Resources, Inc. and SWK Technologies, Inc., at P.O. Box 151013, Ogden, Utah 84415."

"Obligations" means all present and future obligations owing by Borrower to Lender pursuant to the Loan Documents, whether or not for the payment of money, whether or not evidenced by any note or other instrument, whether direct or indirect, absolute or contingent, due or to become due, joint or several, primary or secondary, liquidated or unliquidated, secured or unsecured, original or renewed or extended, whether arising before, during or after the commencement of any bankruptcy, insolvency or other similar proceeding in which Borrower is a debtor or an insolvent debtor.

"Organizational Documents" means, in the case of a corporation, its Articles of Incorporation and By-Laws; in the case of a general partnership, its Articles of Partnership; in the case of a limited partnership, its Articles of Limited Partnership; in the case of a limited liability company, its Articles of Organization and Operating Agreement or Regulations, if any; in the case of a limited liability partnership, its Articles of Limited Liability Partnership; or alternatively, in each case, the legal equivalent thereof in the jurisdiction of its organization, together with schedules, exhibits, amendments, addendums, modifications, replacements, additions, or restatements of the foregoing, which are in effect.

"Permitted Acquisitions" means: (a) acquisitions by Borrower of assets (other than Equity Interests) of another Person, and/or (b) acquisitions by Borrower of no less than eighty percent (80%) of the issued and outstanding Equity Interests of another Person; provided however, that no such acquisition shall constitute a Permitted Acquisition unless:

(i) in the event of acquired assets under Section (a) above, all such assets must be assets used in the same general line of business in which Borrower is engaged at the time of the acquisition;

(ii) in the case of acquired Equity Interests under Section (b) above, the acquired entity is and shall at all times during the term of this Agreement remain a subsidiary of Borrower or be merged into Borrower, as the case may be.

(iii) at the time of the consummation of such acquisition, and after giving effect thereto and to the requirements of this Agreement and the other Loan Documents:

    (1) No Material Adverse Effect, Default or Event of Default exists or would result therefrom;

    (2) Borrower shall be, and shall remain in full compliance with all financial covenants;

    (3) the total aggregate consideration (in whatever form, and including, without limitation, the assumption of debt) paid or payable by Borrower in connection with all acquisitions during the term of this Agreement pursuant to Sections (a) and (b) of this definition is collectively less than One Million Dollars ($1,000,000.00).

(iv) Bank shall have received a certificate, in form and substance satisfactory to Bank, from a knowledgeable Senior Officer of Borrower, certifying to all matters set forth in Sections (i) through (iii) of this definition.

"Person" means any individual, corporation, limited liability company, partnership, trust, and/or any other legal entity or organization.

"Promissory Note" means the promissory note to be executed by Borrower pursuant to Section 2.3 *(Promissory Note)*, and any and all schedules, exhibits, amendments, addendums, modifications, renewals, extensions, replacements, or restatements thereof, whether presently existing or created in the future, the original Effective Date of which shall be the same as the Effective Date of this Loan Agreement.

"Security Documents" means all security agreements, assignments, pledges, financing statements, deeds of trust, mortgages, and other documents which create or evidence any security interest, assignment, lien or other encumbrance in favor of Lender to secure any or all of the Obligations, and all schedules, exhibits, amendments, addendums, modifications, renewals, extensions, replacements, or restatements thereof, whether presently existing or created in the future.

"Senior Officer" means, with the president, vice-president or secretary of Borrower appointed by Borrower's governing board, or such other person of senior management having absolute authority to make representations, warranties, and otherwise bind Borrower in transactions and/or contracts involving Borrower and any Person, including without limitation, the matters for which a Senior Officer is required to act under the terms of this Agreement.

"SilverSun Debt Repayment" means a Lender required repayment by Borrower of that certain debt of Borrower to its parent company, SilverSun Technologies, Inc. fka Trey Resources, Inc., the total amount of which debt is the sum of Four Hundred Twenty Five Thousand Dollars ($425,000.00), which shall be repaid with proceeds from Lender's initial Advance to Borrower under the terms of this Agreement.

"Subordinate Debt" means any notes or obligations due from Borrower to any person or entity which are subordinate, in a form acceptable to Lender, in all respects to the Obligations of Borrower to Lender, as well as any other Obligations which Borrower has to Lender.

2. Loan Description

2.1 Loan Terms. Upon fulfillment of all conditions precedent set forth in this Loan Agreement, and so long as no Event of Default exists

which has not been timely cured or waived and no other breach has occurred under the Loan Documents which has not been timely cured or waived, Lender agrees to loan to Borrower an amount equal to or less than the Maximum Available Credit. The Loan shall be a revolving loan payable in full upon the date and upon the terms and conditions provided in the Promissory Note. Lender and Borrower intend the Loan to be in the nature of a line of credit under which Borrower may repeatedly draw funds on a revolving basis in accordance with the terms and conditions of this Loan Agreement and the Promissory Note. The right of Borrower to receive Advances, and the obligation of Lender to pay Advances shall not accrue until all of the conditions set forth in Section 5 (*Conditions to Loan Disbursements)* have been fully satisfied, and shall terminate: (i) upon occurrence of an Event of Default; or (ii) upon maturity of the Promissory Note (unless the Promissory Note is renewed or extended by Lender, in which case such termination shall occur upon the maturity of the final renewal or extension of the Promissory Note). Upon such termination, any and all amounts owing to Lender pursuant to the Loan Documents shall thereupon be due and payable in full.

2.2 Term; Effective Date. This Loan Agreement shall be effective as of the Effective Date, and will continue in full force and effect for the Original Term as set forth in Schedule A attached hereto. Thereafter, this Loan Agreement shall be further extended automatically for successive periods of one (1) year (each a ***"Renewal Term"***), unless either party shall give the other Party written notice of its intention to terminate at least ninety (90) days prior to the expiration of the Original Term or any Renewal Term, as applicable, whereupon this Agreement shall terminate upon such stated termination date. Upon termination, Borrower shall immediately pay all Obligations to Lender.

2.3 Promissory Note. The Loan shall be evidenced by a Promissory Note in the amount of the Maximum Credit Amount. The Promissory Note shall be executed and delivered to Lender upon execution and delivery of this Loan Agreement.

2.4 Borrowing and Operational Procedures.

(a) Borrower Requests for Advances. Borrower shall give Lender written notice of any Advances requested under the Loan Documents.

(b) Borrowing Base Certificate. Borrower shall execute and deliver to Lender at the time of each request for an Advance, monthly, and at such other frequency as Lender may request from time to time, a Borrowing Base Certificate in the form attached hereto as Schedule B, the terms of which are incorporated herein by this reference. The Borrowing Base Certificate shall describe all Accounts created or acquired by Borrower. Borrower hereby grants to Lender a security interest in and to all such Accounts and Collateral. Borrower acknowledges and agrees that Borrower's failure to execute and deliver any such Borrowing Base Certificate to Lender shall not affect or limit Lender's security interest or other rights in and to the Accounts or the Collateral. Borrower hereby acknowledges and agrees not to sell, factor or otherwise finance its Accounts except with Lender.

(c) Lockbox. Unless otherwise instructed by Lender, Borrower shall submit invoices on Accounts to Account Debtors and effectuate collection of such Accounts for Lender, provided however, that Borrower does, and shall at all times hereafter irrevocably direct any and all Account Debtors obligated on any Account to remit all past, present and future payment amounts on such Accounts to a post office box, lock box or blocked account (hereafter ***"Lockbox"***) as Lender may establish and/or designate to Borrower. Borrower agrees that, before sending any invoice evidencing an Account to any Account Debtor, Borrower shall mark such invoice with the Notation, or such other notation as Lender shall have advised Borrower in writing. Except as specifically set forth herein, Borrower shall not accept direct payment for any Account and in the event an Account Debtor makes payment to Borrower on an Account, Borrower shall immediately deliver such payment to Lender. If payment is made in cash, such payment shall be immediately delivered to Lender. If payment is made by check or similar instrument, such instrument shall be immediately delivered to Lender in the form received without negotiation and any payments received by Borrower on any Account shall be held in trust by Borrower for Lender.

(d) Lender's Rights. Borrower acknowledges and agrees that Lender or its designee may in the Event of Default: (a) notify any and all Account Debtors that the Accounts have been assigned to Lender or of Lender's security interest therein; (b) collect all Accounts directly and charge the collection costs and expenses to the Facility, (c) verify with any entity and by any means deemed necessary or appropriate by Lender, the validity and amount or any other matter relating to any Account, (d) in the name of Lender, Borrower, or otherwise, enforce payment and collect by legal proceedings or otherwise the Accounts and take control in any manner any cash or non-cash items of payments or proceeds of Accounts; and (e) require Borrower to give notice of Lender's security interest in the Accounts, and/or the existence of any other Obligation owed by Borrower to Lender, all in a form and format acceptable to Lender, to any Account Debtor or other obligor with notice requiring such Account Debtor or other obligor to pay the Account or other obligation directly to Lender at such address as may be designated by Lender.

(e) Account Dispute Notifications. Borrower shall immediately notify Lender of any material dispute between Borrower and an Account Debtor concerning any Account, and of any bankruptcy filing, lien, garnishment or other legal action concerning said Accounts. However, Borrower shall not, without Lender's prior written consent, materially compromise or materially adjust any Account or grant any additional material discounts, allowances or credits thereon.

(f) Application of Payments. All checks, instruments or any other forms of payment received by Lender in connection with any Account or Obligation will be credited to the Facility or other applicable Obligation, subject to final collection, upon identification and receipt by Lender, provided, however, that for the purposes of calculation of interest, such conditional credit will be made in accordance with the calculation of Clearance Days, as calculated by Lender in its discretion, or such other period of time deemed necessary or appropriate by Lender to allow for the collection of verified funds on such Account proceeds. Lender is hereby authorized to receive and open all such payments and retain such amounts as are owing to Lender and Borrower authorizes Lender to accept, endorse and deposit on behalf of Borrower any checks tendered by an Account Debtor "in full payment" of its obligation to Borrower. Borrower shall not assert against Lender any claim arising therefrom, irrespective of whether such action by Lender effects an accord and satisfaction of Borrower's claims, under Section 3-311 of the Uniform Commercial Code, or otherwise.

(g) Borrower Authorizations; Power of Attorney. Borrower hereby irrevocably authorizes Lender and any designee of Lender, as attorney for Borrower with power to, at Borrower' expense, exercise at any time any of the following powers until all of the Obligations have been paid in full: (i) receive, take, endorse, assign, deliver, accept and deposit, in the name of Lender or Borrower, any and all cash, checks, notes, commercial paper, drafts, money orders, remittances and other instruments and documents relating to the Accounts or Collateral or the proceeds thereof; (ii) take or bring, in the name of Lender or Borrower, all steps, actions, suits or proceedings deemed by Lender necessary or

desirable to effect collection of or other realization upon the Accounts and other Collateral; (iii) after an Event of Default, and under the condition precedent that Lender reasonable and in good faith believes that Borrower has or is currently engaged in fraud, or has abandoned the premises of business, or that Borrower has directed any Account Debtor to make payments directly to Borrower which will materially affect Borrower's interests under this Agreement, change the address for delivery of mail to Borrower and to receive, open and dispose of all mail addressed to Borrower, (iv) after an Event of Default, extend the time of payment of, compromise or settle for cash, credit, return of merchandise, and upon any terms or conditions, any and all Accounts or other Collateral which includes a monetary obligation and discharge or release any Account Debtor or other obligor (including filing of any public record releasing any lien granted to Borrower by such Account Debtor), without affecting any of the Obligations; (v) execute in the name of Borrower and file against Borrower in favor of Lender financing statements or amendments with respect to the Collateral; (vi) pay any sums necessary to discharge any lien or encumbrance which is senior to Lender's security interest in the Collateral, which sums shall be included as Obligations hereunder, and in connection with which sums interest shall accrue and shall be due and payable; (vii) file in the name of Borrower or Lender or both: (a) mechanic's lien or related notices or (b) claims under any payment bond, in connection with goods or services sold by Borrower in connection with the improvement of realty. Borrower ratifies and approves all acts of Lender as attorney. Borrower acknowledges and agrees that in order to satisfy any of the Obligations, Lender is hereby authorized by Borrower to initiate electronic debit or credit entries through the ACH system to Borrower's Account or any other deposit account maintained by Borrower wherever located. Borrower may only terminate this authorization by giving Lender thirty (30) days' prior written notice of termination.

2.5 Fees.

(a) Origination/Annual Fee. Upon execution and delivery of this Loan Agreement, Borrower shall pay to Lender an origination fee in the amount of one percent (1.00%) of the Maximum Credit Amount. Additionally, on each anniversary of the Effective Date, so long as the Loan has not been terminated, Borrower shall pay to Lender an annual fee in an amount equal to one percent (1.00%) of the Maximum Credit Amount. No portion of any origination fee or annual fee paid shall be refundable in the event of any early termination of this Loan Agreement or upon any termination or reduction of the right of Borrower to request Advances under the Loan Documents. Lender is authorized, upon execution of this Loan Agreement, to advance and disburse to Lender on Borrower's behalf (in the form of an Advance chargeable to Borrower) an amount sufficient to pay the origination fee in full, and thereafter to annually pay the annual fee to Lender. The existence of such right of self payment shall not relieve Borrower from any Obligation to pay the same where such right has not been exercised by Lender.

(b) Termination Fee. If Borrower elects to terminate the Loan at any time prior to the maturity of the Promissory Note, Borrower shall provide Lender with at least sixty (60) days prior written notice of Borrower's intent to terminate the Loan. Upon any such termination, or, if payment of the Loan is otherwise accelerated due to an Event of Default, then in addition to any other fees paid or payable by Borrower under the Loan Documents, Borrower shall pay to Lender an early termination fee calculated as follows: (i) if such termination or acceleration occurs within less than one (1) year of the Effective Date, the early termination fee shall be two percent (2.00%) of the Maximum Credit Amount; and (ii) if such termination or acceleration occurs more than one (1) year after the Effective Date, the early termination fee shall be one percent (1.00%) of the Maximum Credit Amount.

(c) Collateral Monitoring Fee. Borrower shall pay to Lender a monthly collateral monitoring fee in the amount equal to three hundred fifteen thousandths percent (0.315%) of the Eligible Account.

(d) Unused Line Fee. Borrower shall pay to Lender a monthly unused line fee, in the amount of zero percent (0%) per annum of the unused portion of the Maximum Credit Amount, calculated on the daily unused portion of the Maximum Credit Amount. The unused line fee shall be payable monthly, in arrears, and shall be due upon receipt of a statement therefor from Lender.

(e) Other Fees. Borrower shall pay to Lender all out-of-pocket expenses incurred by Lender in administering this Agreement, including but not limited to legal fees, accountants' fees, recording fees, wire transfer fees, postage, periodic UCC or tax lien searches, title searches, title insurance, credit investigations, due diligence, and audit fees.

(f) Payment of Fees. All Fees payable by Borrower hereunder shall be paid by Borrower, at Lender's sole option, by: (i) deducting said amounts from Borrower requested or Lender initiated Advances; (ii) debiting said amounts from any Borrower's Account; or (iii) Borrower's payment of said amounts in cash or other good funds acceptable to Lender, immediately upon demand therefore by Lender.

2.6 Limitations on Advances. Notwithstanding anything to the contrary in the Loan Documents, Borrower may not request or demand that Advances shall be made on the Loan under the Promissory Note in excess of the Maximum Available Credit. Borrower shall at all times maintain Eligible Accounts such that the total, aggregate, principal amount of all Advances at any time outstanding and unpaid does not exceed the Maximum Available Credit. Lender may, in its sole and absolute discretion, and from time to time make Advances resulting in the total, aggregate, principal amount of all Advances outstanding and unpaid exceeding the Maximum Available Credit. In such event, Borrower shall, upon demand by Lender, make payment to Lender in an amount sufficient to make the total amount of Borrower's Obligations under the Loan Documents equal to or less than the Maximum Available Credit.

2.7 Account Stated. Lender may submit or make available to Borrower from time to time, statements, data, reports or other account information (collectively the ***"Statements"***), setting forth the status of transactions arising hereunder. All Statements shall be considered correct and binding upon Borrower as an account stated, except to the extent that Lender receives, within sixty (60) days after such Statements are made available to Borrower, written notice from Borrower of any specific exceptions by Borrower to any particular Statement; provided however, the Statements shall be binding against Borrower as to any items to which Borrower has not expressly objected.

3. Security for Loan

3.1 Collateral. The Loan, Promissory Note, and all Obligations of Borrower arising under the Loan Documents shall be secured by the Collateral.

Intentionally Omitted

4. Guarantee. Upon execution and delivery of this Loan Agreement, Borrower shall cause each Guarantor to execute and deliver to Lender a Guarantee in a form acceptable to Lender.

5. Conditions to Loan Disbursements.

5.1 Conditions Precedent. Lender's obligation to make Advances is expressly subject to, and shall not arise until all of the conditions set forth below have been satisfied and all documents referred to below are in a form and substance acceptable to Lender.

(a) All of the Loan Documents, together with all other documents contemplated between the parties or required by Lender to be delivered to Lender prior to funding have been fully executed and delivered to Lender.

(b) All of the documents contemplated by the Loan Documents which require filing or recording have been properly filed and recorded so that all of the liens and security interests granted to Lender in connection with the Loan Documents are properly created and perfected and have a priority acceptable to Lender.

(c) All other conditions precedent provided in or contemplated by the Loan Documents or any other agreement or document between the parties have been fully satisfied or waived in a writing signed by Lender.

(d) As of the date of each Advance, the following shall be true and correct: (i) all representations and warranties made by Borrower and each Guarantor in the Loan Documents are true and correct; and (ii) no Event of Default has occurred which has not been cured or waived and no conditions exist and no event has occurred, which, with the passage of time or the giving of notice, or both, would constitute an Event of Default.

(e) A pre-Advance Collateral audit may be conducted by Lender or an independent third party with results acceptable to Lender.

All conditions precedent set forth in this Loan Agreement and any other Loan Documents are for the sole benefit of Lender and may be unilaterally waived by Lender at Lender's sole option.

5.2 No Default, Adverse Change, False or Misleading Statement. Lender's obligation to make Advances at any time pursuant to the Loan Documents may, in Lender's sole discretion, be suspended or terminated upon the occurrence of any Event of Default, any event which could have a Material Adverse Effect, or upon any determination by Lender that any of Borrower's or any Guarantor's representations made in any of the Loan Documents were when made, or have subsequently become, false or materially misleading. Upon the exercise of such discretion, Lender may in its sole discretion: (i) suspend any further performances by Lender under the Loan Documents until such events, conditions or defaults are remedied by Borrower or waived in writing by Lender; or (ii) terminate the Loan, and be relieved of all further obligations under the Loan Documents (provided that in the event of such termination, Borrower shall remain liable to Lender for all outstanding Obligations under the Loan Documents).

6. Borrower Representations and Warranties

6.1 Organization and Qualification. Each Borrower which is a corporation, limited liability company, partnership, or other legal entity other than an individual, hereby represents and warrants, on behalf of itself, that: (i) it is duly organized and existing under the laws of the State of its organization: (ii) that it is, and shall at all times during the term of the Loan be in good standing in the state of its organization, and be registered as a foreign corporation in each jurisdiction in which it conducts business where the conduct of its business requires foreign entity registration under applicable law; (iii) it is, and shall at all times during the term of the Loan remain duly qualified to do business in each jurisdiction where the conduct of its business requires qualification; (iv) it has, and shall at all times during the term of the Loan retain, the full power and authority to own its property and assets, and to conduct the business in which it engages, and to enter into and perform its Obligations under the Loan Documents; (v) it has delivered to Lender accurate and complete copies of its Organizational Documents which are, and shall at all times during the term of the Loan remain, operative and in effect, and that such Organizational Documents have not been amended or modified from the form, or since the time last provided to Lender, and shall not be amended without Lender's prior written approval not to be unreasonably withheld; (vi) that the officers, directors, general partners, limited partners, managers, managing members and/or members, are as represented to Lender.

6.2 Authorization. Borrower represents and warrants that the execution, delivery, and performance by Borrower of the Loan Documents has: (i) been duly authorized by all necessary action on the part of Borrower, (ii) is not inconsistent with Borrower's Organizational Documents and resolution of Borrower's governing body, persons, or authority, where applicable; (iii) does not and will not contravene any provision of, or constitute a default under, any indenture, mortgage, contract, agreement, or other instrument or dealings to which Borrower is a party or by which it is bound. Borrower further represents and warrants that upon execution and delivery thereof, the Loan Documents will constitute the legal, valid, and binding agreements and Obligations of Borrower, enforceable in accordance with their respective terms.

6.3 No Governmental Approval Necessary. Borrower represents and warrants that no consent by, approval of, giving of notice to, registration with, or taking of any other action with respect to or by any federal, state, or local governmental authority or organization is required for Borrower's execution, delivery, or performance of the Loan Documents, or for said Person's execution, delivery performance of the Loan Documents to the extent set forth therein.

6.4 Accuracy of Financial Statements. Borrower represents and warrants that: (i) all of its financial statements heretofore or hereafter delivered to Lender have been and will be, at the time of their delivery to Lender, prepared in accordance with Accounting Standards; (ii) all of its financial statements heretofore or hereafter delivered to Lender do, and will, at the time of their delivery to Lender, fully and fairly materially represent Borrower's financial condition as of the date thereof and the results of Borrower's operations for the period or periods covered thereby, and are and will be consistent with other financial statements previously delivered to Lender; (iii) since the dates of the most recent financial statements delivered to Lender, there has been no event which would have a Material Adverse Effect on its financial condition; (iv) all of its pro forma financial statements heretofore or hereafter delivered to Lender have been, and will be, at the time of their delivery to Lender, prepared consistently with Borrower's actual financial statements, and have and will fully and fairly materially represent Borrower's anticipated financial condition and the anticipated results of Borrower's operation for the period or periods covered thereby.

6.5 No Pending or Threatened Litigation. Borrower represents and warrants that to Borrower's knowledge there are no actions, suits, or proceedings pending or threatened against or affecting Borrower in any court or before any governmental commission, board, or authority which, if adversely determined, would have a Material Adverse Effect.

6.6 Full and Accurate Disclosure. Borrower represents and warrants that this Loan Agreement, the financial statements referred to herein, any loan application submitted to Lender, and all other statements and documents furnished by Borrower to Lender in connection herewith contain no untrue statement of a material fact and omit no material fact necessary to make the statements contained therein or herein not misleading. Borrower represents and warrants that it has not failed to

disclose in writing to Lender any fact that would have a Material Adverse Effect

6.7 Compliance with USA Patriot Act. Borrower represents and warrants that it is not subject to any statute, rule, law, regulation, ordinance, order, restriction, or list of any government agency (including, without limitation, the U.S. Office of Foreign Asset Control list) that prohibits or limits Lender from making any advance or extension of credit to Borrower, or from otherwise conducting business with Borrower.

6.8 Compliance Other Applicable Law. Borrower represents and warrants that it has complied with all applicable statutes, rules, regulations, ordinance, law, orders, and restrictions of any domestic or foreign government, or any instrumentality or agency thereof having jurisdiction over the conduct of Borrower's business or the ownership of its properties, which may have a Material Adverse Effect.

6.9 Operation of Business. Borrower represents and warrants that Borrower now possesses, and shall at all times during the term of the Loan possess, all licenses, permits, franchises, patents, copyrights, trademarks, and trade names, and/or other rights required to conduct its business substantially as now conducted and as presently proposed to be conducted, and Borrower is not in violation of any valid rights of others with respect to any of the foregoing.

6.10 Payment of Taxes. Borrower represents and warrants that Borrower has filed all tax returns (federal, state, and local) required to be filed, and has paid all withholding taxes, payroll taxes, employee taxes, income taxes, and all other taxes, assessments, governmental charges and levies of every kind whatsoever (including without limitation, all interest and penalties pertaining thereto), incurred or assessed in regards to Borrower's assets, business, employees and income, except such as are not yet due, or as are being contested in good faith by proper proceedings and as to which adequate reserves are maintained.

7. **Borrower's Covenants.** Borrower makes the following agreements and covenants, which shall continue so long as any Loan Document is in effect, and for so long as Borrower is indebted to Lender for any Obligations arising out of, identified in, or contemplated by the Loan Documents.

7.1 Use of Proceeds. Borrower shall use the proceeds of the Loan solely for Borrower's general working capital purposes and the SilverSun Debt Repayment. Borrower shall not, directly or indirectly, use any of the proceeds of the Loan for the purpose of purchasing or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System, or to extend credit to any person or entity for the purpose of purchasing or carrying any such margin stock or for any purpose which violates, or is inconsistent with, Regulation X of said Board of Governors, or for any other purpose not permitted by Section 7 of the Securities Exchange Act of 1934, as amended, or by any of the rules and regulations respecting the extension of credit promulgated thereunder. Loan proceeds shall not be conveyed or transferred to, or used for the direct or indirect benefit of, any subsidiary, affiliate or parent entity of Borrower, except as may occur indirectly through Borrower's permitted use of proceeds for its own general working capital purposes.

7.2 Compliance with USA Patriot Act. Borrower shall: (a) not be or become subject at any time to any statute, rule, law, regulation, ordinance, order, restriction, or list of any government agency (including, without limitation, the U.S. Office of Foreign Asset Control list) that prohibits or limits Lender from making any advance or extension of credit to Borrower or from otherwise conducting business with Borrower; and (b) provide documentary and other evidence of Borrower's identity as may be requested by Lender at any time to enable Lender to verify Borrower's identity or to comply with any applicable law or regulation, including, without limitation, Section 326 of the USA Patriot Act of 2001, 31 U.S.C. Section 5318.

7.3 Continued Compliance with Applicable Law. Borrower shall: (i) conduct its business in a lawful manner and in material compliance with all applicable federal, state, and local laws, ordinances, rules, regulations, and orders; (ii) maintain all licenses, permits, franchises, patents, copyrights, trademarks, and trade names, or rights thereto, necessary or advisable to conduct its business, and shall not violate any valid rights of others with respect to any of the foregoing; and (iii) engage in a business of the same general type as now conducted, and shall not engage in any business not authorized by and not in accordance with its Organizational Documents and other governing documents.

7.4 Prior Consent for Amendment or Change. Borrower shall not modify, amend, waive, or otherwise alter, or fail to enforce, its Organizational Documents or other governing documents without Lender's prior written consent.

7.5 Tax Filings; Payment of Taxes and Obligations. Borrower shall: (i) timely file all tax returns (federal, state, and local) required to be filed, (ii) pay when due all withholding taxes, payroll taxes, employee taxes, income taxes, and all other taxes, assessments, governmental charges and levies of every kind whatsoever (including without limitation, all interest and penalties pertaining thereto), incurred or assessed in regards to Borrower's assets, business, employees and income, and (iii) pay when due all other material obligations of whatever nature or source, except in each case, such as are not yet due, or as are being contested in good faith by proper proceedings and as to which adequate reserves are maintained. If Lender deems itself to be insecure under the terms of the Loan Documents, Lender may require Borrower to post a bond in an amount not less than the amount being contested by Borrower.

7.6 Financial Statements and Reports. Borrower shall provide Lender with such financial statements and reports or direct Lender to the relevant publically filed document as Lender may reasonably request from time to time. All audited financial statements and reports shall be prepared in accordance with Generally Accepted Accounting Standards. All unaudited financial statements and reports shall fully and fairly represent Borrower's financial condition as of the date thereof and the results of Borrower's operations for the period or periods covered thereby and shall be consistent with other financial statements previously delivered to Lender. All reports shall be in a form acceptable to Lender. Unless otherwise directed by Lender, Borrower shall provide the following financial statements and reports to Lender or direct Lender to the relevant publically filed document:

(i) one (1) copy of the annual balance sheet and statements of income and retained earnings of SilverSun Technologies, Inc. fka Trey Resources, Inc. as of and for the year then ended, all in reasonable detail, including a statement of contingent liabilities, and stating in comparative form the figures for the corresponding date and period in the previous fiscal year plus a statement of cash flows, each compiled in accordance with Generally Accepted Accounting Standards and audited by an independent certified public accountant selected by SilverSun Technologies, Inc. fka Trey Resources, Inc., and each of which is otherwise in a form acceptable to Lender, to be delivered to Lender or directed to the relevant publically filed document as soon as available, but in any event not less than one hundred five (105) days after the end of each fiscal year. One (1) copy of the annual balance sheet and statements of income and retained earnings of SWK Technologies, Inc. as of and for the year then ended, all in reasonable detail, including a statement of contingent

liabilities, and stating in comparative form the figures for the corresponding date and period in the previous fiscal year plus a statement of cash flows, each compiled in accordance with Generally Accepted Accounting Standards and reviewed by an independent certified public accountant selected by SWK Technologies, Inc., and each of which is otherwise in a form acceptable to Lender, to be delivered to Lender as soon as available, but in any event not less than one hundred five (105) days after the end of each fiscal year. Such annual audited financial statements for SilverSun Technologies, Inc. fka Trey Resources, Inc. shall include both consolidated statements as well as consolidating worksheet, certification by the chief financial officer and chief executive officer of SilverSun Technologies, Inc. fka Trey Resources, Inc., that the annual financial statements fully and fairly represent SilverSun Technologies, Inc. fka Trey Resources, Inc.'s financial condition as of the date thereof and the results of operations for the period covered thereby, and are consistent with other financial statements previously delivered to Lender.

(ii) Within twenty (20) days after the end of each calendar month, in a form provided by or acceptable to Lender, monthly financial statements for each calendar month. The monthly financial statements shall include a certification by the chief financial officer or chief executive officer of Borrower that the monthly financial statements fully and fairly represent Borrower's financial condition as of the date thereof and the results of operations for the period covered thereby, and are consistent with other financial statements previously delivered to Lender.

(iii) At the time of any request for an Advance, and at such other frequency as Lender may request from time to time, and in any event not less frequently than once a month (to be provided within fifteen (15) days after the end of each calendar month), and in a form provided by or acceptable to Lender, a Borrowing Base Certificate demonstrating that the outstanding balance on the Loan is in compliance with the terms and conditions of this Loan Agreement. Unless otherwise directed by Lender, the Borrowing Base Certificate shall be in the form attached hereto as Schedule B.

(iv) Within fifteen (15) days after the end of each calendar month, in a form provided by or acceptable to Lender, a Compliance Certificate signed by chief financial officer or chief executive officer of Borrower certifying and demonstrating that (i) the Borrower is in compliance with all financial covenants of this Loan Agreement; and (ii) that no Event of Default or event which, with the passage of time or the giving of notice or both, would constitute an Event of Default, has occurred and that there has been no material, adverse change in the financial or other condition of Borrower since the date of this Loan Agreement.

(v) Within fifteen (15) days after the end of each calendar month, and/or at such other frequency as Lender may request from time to time, in a form acceptable to Lender, a monthly accounts receivable aging report, describing all Borrower's Accounts, including, without limitation, total Accounts balance, current Accounts due, Accounts thirty (30) to sixty (60) days past due, Accounts sixty (60) to ninety (90) days past due, and all Accounts over ninety (90) days or more past due.

(vi) Within fifteen (15) days after the end of each calendar month, in a form provided by or acceptable to Lender, a monthly accounts payable aging report within ten (10) days of the end of each calendar month, providing information relating to total payable balance, current payables due, payables thirty (30) to sixty (60) days past due and all payables over sixty (60) days past due, in a form acceptable to Lender.

(vii) In the event the Collateral includes Eligible Inventory, then within fifteen (15) days of the end of each calendar month, and/or at such other frequency as Lender may request from time to time, in a form provided by or acceptable to Lender, a monthly report of all Eligible Inventory on hand.

(viii) Within fifteen (15) days of the end of each calendar quarter, Borrower shall submit to Lender, per Lender's request, a list of the names, addresses and phone numbers of all account debtors on Borrower's accounts.

Borrower hereby authorizes Lender to verify Borrower's Accounts through written or verbal verification methods with the Account Debtors or other third parties at the discretion of Lender. Borrower shall promptly notify Lender in writing upon any Eligible Account or other Collateral ceasing to be or being determined to have been incorrectly identified as an Eligible Account or eligible Collateral.

7.8 Insurance. Borrower shall maintain insurance with financially sound and reputable insurance companies or associations (as reasonably approved by Lender) in such amounts and covering such risks as are usually carried by companies engaged in the same or a substantially similar business and reasonably similarly situated.

7.9 Inspection. Borrower shall at any reasonable time and from time to time permit Lender or any representative of Lender to examine and make copies of the records and books of account of, and visit and inspect the properties and assets of, Borrower, and to discuss the business, affairs, finances, insurance, and Accounts of Borrower with any of Borrower's officers and directors and with Borrower's independent accountants.

7.10 Maintenance of Records and Properties. Borrower shall keep adequate records and books of account in which complete entries will be made in accordance with Accounting Standards. Borrower shall maintain, keep and preserve all of its properties (tangible and intangible) necessary or useful in the proper conduct of its business in good working order and condition, ordinary wear and tear excepted.

7.11 Notice of Claims. Borrower shall promptly notify Lender in writing of all actions, suits or proceedings filed or threatened against or affecting Borrower in any court or before any governmental commission, board, or authority which, if adversely determined: (i) may result in a judgment, adverse determination, or other detriment against Borrower in excess of Fifty Thousand Dollars ($50,000.00), or (ii) may have a Material Adverse Effect.

7.12 Financial Covenants. Except as otherwise provided herein, each of the accounting terms used in this Section 7.12 shall have the meanings used in accordance with Accounting Standards.

(a) Fixed Charge Coverage. SWK Technologies, Inc. shall be required to maintain at all times a ratio of Operating Cash Flow to Fixed Charges of not less than two to one (2:1) measured as of the last day of each fiscal quarter, for the four (4) most recent quarters just ended. For purposes of this Agreement, ***"Operating Cash Flow"*** means the sum of: (i) EBITDA, minus (ii) taxes, minus (iii) dividends, minus (iv) cash used for capital expenditures, all as related to the operations of SWK Technologies, Inc. ***"Fixed Charges"*** means the sum of: (A) interest paid, plus, (B) capital leases payments, plus (C) current portion of long term debts, plus (D) repayment of short term debt, all as related to the operations of SWK Technologies, Inc., excluding any monies paid in connection with the SilverSun Debt Repayment.

(b) Debt to Net Worth. SWK Technologies, Inc. shall be required to maintain at all times a ratio of Debt to Net Worth not in excess of one point two five to one (1.25:1) beginning with the fiscal quarter ended 12/31/2011, and one point one five to one (1.15:1) for each fiscal

quarter thereafter. For purposes of this Agreement, ***"Net Worth"*** means the excess of total assets over total liabilities. ***"Debt"*** means SWK Technologies, Inc.'s total liabilities (including, without limitation, capital leases and Letters of Credit), less Subordinate Debt.

(c) SWK Technologies, Inc. shall not declare, make, or book, either directly or indirectly, any Restricted Payment during the Term of this Agreement, or incur any obligation (contingent or otherwise) to do so, except that so long as no Event of Default exists or is imminent immediately prior to or after giving effect to any such Restricted Payment, SWK Technologies, Inc. may make Restricted Payments to SilverSun Techologies, Inc. aka SilverSun Technologies, Inc. fka Trey Resources, Inc. if: (i) SilverSun Technologies, Inc. fka Trey Resources, Inc. is a fully obligated Co-Borrower on the Facility; and (ii) such Restricted Payments do not exceed a maximum aggregate amount of Three Hundred Thousand Dollars ($300,000.00) annually, measured as of the anniversary dates of the Effective Date of this Agreement. ***"Restricted Payment"*** means any payment, dividend, distribution, loan, conveyance, or other transfer of value (whether in cash, securities, or other property) by SWK Technologies, Inc. to SilverSun Technologies, Inc. fka Trey Resources, Inc. or any affiliate or subsidiary of SilverSun Technologies, Inc. fka Trey Resources, Inc. (hereinafter ***"Consolidated Group"***), whether with regard to any capital stock of the Consolidated Group (including, without limitation any sinking funds or similar deposit, on account of the purchase, redemption, retirement acquisition, cancellation or termination of any such capital stock or of any option, warrant or other right to acquire such capital stock), loans, or other advances or other transactions, provided however, the term "Restricted Payment" shall not include the SilverSun Debt Repayment.

7.13 <u>**Negative Pledge**</u>. Borrower will not create, incur, assume, or suffer to exist any mortgage, deed of trust, pledge, lien, security interest, hypothecation, assignment, deposit arrangement, or other preferential arrangement, charge, or encumbrance (including, without limitation, any conditional sale, other title retention agreement, or finance lease) of any nature, upon or with respect to any Collateral, now owned or hereafter acquired, or sign or file, under the Uniform Commercial Code of any jurisdiction, a financing statement under which Borrower appears as debtor with regard to any such Collateral, or sign any security agreement authorizing any secured party thereunder to file such financing statement with regard to such Collateral, except (a) those expressly permitted by this Loan Agreement; (b) liens arising in the ordinary course of business (such as liens of carriers, warehousemen, mechanics, and materialmen) and other similar liens imposed by law for sums not yet due and payable or, if due and payable, those being contested in good faith by appropriate proceedings and for which appropriate reserves are maintained in accordance with Accounting Standards and for which appropriate bonding has been obtained if requested by Lender; (c) easements, rights of way, restrictions, minor defects or irregularities in title or other similar liens which alone or in the aggregate do not interfere in any material way with the ordinary conduct of the business of Borrower or with Borrower's title to such Collateral, and which individually and/or collectively do not materially affect the value of the Real Property; (d) liens for taxes and assessments not yet due and payable or, if due and payable, those being contested in good faith by appropriate proceedings and for which appropriate reserves are maintained in accordance with Accounting Standards and for which bonding has been obtained, if requested by Lender; and (e) those specifically approved in writing by Lender.

7.14 Mergers, Consolidations, and Purchase and Sale of Assets. Borrower shall not wind up, liquidate, or dissolve itself, reorganize, merge, or consolidate with or into, or convey, sell, assign, transfer, lease, or otherwise dispose of (whether in one transaction or a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to any person or entity, or acquire all or substantially all of the assets or the business of any person or entity.

7.15 Collateral Audits. Lender or its designee may conduct an audit and field examination of the Collateral up to three (3) times annually, **absent an Event of Default, and/or provided such collateral audit does not reveal an Event of Default.** All expenses related to the collateral audit and examination shall be paid by Borrower. **Upon an Event of Default (or discovery of Event of Default as the result of such collateral audit)**, Lender or its designee may conduct unlimited audits and all expenses related to the collateral audit and examination shall be paid by Borrower.

8. <u>Default</u>

8.1 Events of Default. The occurrence of any of the following events shall constitute a default under this Loan Agreement and under the Loan Documents, and shall be termed an "Event of Default":

(a) Borrower fails in the timely payment or performance of any Obligation, covenant, agreement, or liability created by any of the Loan Documents.

(b) Any representation, warranty, or financial statement made by or on behalf of Borrower in any of the Loan Documents, or any document contemplated by the Loan Documents, or given to Lender by Borrower in support of the Loan Documents, is false or misleading in any respect.

(c) Default occurs under, or Borrower fails to comply with, any term Borrower has with Lender.

(d) A default, or an event which, with the passage of time or the giving of notice or both, would constitute a default by Borrower under the Loan Documents

(e) Borrower is dissolved, or ceases a material portion of its business operations, or abandons its business premises for a period of more that five business days.

(f) A receiver, trustee, or custodian is appointed for any part of Borrower's property, or any part of Borrower's property is assigned for the benefit of creditors.

(g) Any proceeding is commenced or petition filed under any bankruptcy or insolvency law by or against Borrower.

(h) Any judgment or regulatory fine is entered against Borrower which may have a Material Adverse Effect upon Borrower or its business.

(i) Borrower becomes insolvent or generally fails to pay its debts as they mature.

(j) Any change occurs in the condition of Borrower or any event occurs which may have a Material Adverse Effect.

(k) Any of the foregoing events occur concerning or with regard to any Guarantor.

8.2 Cure Periods. For any other Event of Default other than an Event of Default arising from the failure of Borrower to make a payment to Lender when due, Borrower may cure such default within fifteen (15) Business Days of the receipt of written notice from Lender of such default

(*"Default Notice"*), or if it is commercially unreasonable to cure such default within such fifteen (15) Business Days, then, with Lender's consent, within such longer period of time as is reasonably necessary to accomplish the cure, provided that: (i) Borrower promptly commences such cure upon receipt of the Default Notice; and (ii) such cure period does not exceed sixty (60) days under any circumstances; and (iii) Borrower shall pay to Lender all of Lender's reasonable costs to confirm and ensure that the default has been cured. If an Event of Default is cured to the satisfaction of Lender, provided Borrower immediately pays all of Lenders reasonable damages to date and enforcement costs, including reasonable attorneys' fees, through the date Lender received notice of the cure, Lender shall cease its enforcement actions and remedies, including any acceleration remedy provided herein or elsewhere in the Loan Documents, and the parties shall proceed under the Loan Documents as if no default has occurred. Notwithstanding Lender's obligation to terminate its remedies upon a satisfactory cure as set forth above, Lender shall have no obligation to suspend or delay its enforcement of its rights and remedies under the Loan Documents and at law during any applicable cure period. In no event shall Borrower have the right to cure any Events of Default more than three (3) times collectively during the term of this Agreement.

8.3 No Waiver of Event of Default. No course of dealing or delay or failure to assert any Event of Default shall constitute a waiver of that Event of Default or of any prior or subsequent Event of Default.

9. <u>Remedies</u>

9.1 Remedies upon Event of Default. Upon the occurrence of an Event of Default, and upon failure of Borrower to timely cure the same where permitted, and at all times thereafter, Lender shall have the following remedies: (i) all or any portion of the Obligations due or to become due from Borrower to Lender, whether arising under this Loan Agreement, the Promissory Note, the Security Documents or any other Loan Document, at the option of Lender and without notice to Borrower of the exercise of such option, shall accelerate and become at once due and payable in full; (ii) Lender shall have the right, immediately and without prior notice or demand, to set off against Borrower's Obligations, whether or not due, all money and other amounts owed by Lender in any capacity to Borrower, including, without limitation, against any Borrower Accounts, and Lender shall be deemed to have exercised such right of setoff and to have made a charge against any such money, amounts or accounts immediately upon occurrence of such Event of Default and failure to timely cure where permitted, even though such charge is entered on Lender's books subsequently thereto; (iii) Lender may terminate this Agreement and any other Loan Documents as appropriate thereto; (iv) Lender shall have all rights and remedies created by or arising from any of the Loan Documents or other agreements between Lender and Borrower, including without limitation, exercising all rights with respect to the Collateral; (v) Lender may notify any Account Debtor of Borrower to make payment on the Account directly to Lender, and may require that any payments received by Borrower on Accounts be held in trust by Borrower for Lender; (vi) Lender may debit any Borrower Deposit Account; and (vii) Lender shall have all other rights and remedies existing at law, in equity, or by statute.

9.2 Rights and Remedies Cumulative. The rights and remedies herein conferred are cumulative and not exclusive of any other rights or remedies, and shall be in addition to every other right, power, and remedy that Lender may have, whether specifically granted herein or hereafter existing at law, in equity, or by statute. Any and all such rights and remedies may be exercised from time to time and as often and in such order as Lender may deem expedient in its sole discretion.

9.3 No Waiver of Rights. No delay or omission in the exercise or pursuit by Lender of any right, power, or remedy shall impair any such right, power, or remedy or shall be construed to be a waiver thereof.

10. <u>General Provisions</u>

10.1 Governing Agreement. In the event of any conflict or inconsistency between this Loan Agreement and the other Loan Documents, excluding the Promissory Note, the terms, provisions and intent of this Loan Agreement shall govern. The terms of the Promissory Note shall govern with respect to any conflict between such Promissory Note and any other Loan Document.

10.2 Borrower's Obligations Cumulative. Every Obligation, covenant, condition, provision, warranty, agreement, liability, and undertaking of Borrower contained in the Loan Documents shall be deemed cumulative and not in derogation or substitution of any of the other Obligations, covenants, conditions, provisions, warranties, agreements, liabilities, or undertakings of Borrower contained herein or therein.

10.3 Payment of Expenses and Attorney's Fees. Borrower shall pay all reasonable expenses of Lender relating to the negotiation, drafting of documents, documentation of the Loan, and administration and supervision of the Loan, including, without limitation, appraisal fees, environmental inspection fees, collateral audit and field examination expenses, title insurance, recording fees, filing fees, and reasonable attorneys' fees and legal expenses, whether incurred in making the Loan, in future amendments or modifications to the Loan Documents, or in ongoing administration and supervision of the Loan. Upon the occurrence of an Event of Default, Borrower agrees to pay all costs and expenses, including reasonable attorneys' fees and legal expenses incurred by Lender in enforcing, or exercising any rights and remedies available to Lender. Borrower agrees to pay all expenses, including reasonable attorneys' fees, costs of court and all other legal expenses, incurred by Lender in any bankruptcy proceedings of any type involving Borrower, Guarantor, the Loan Documents, or the Collateral, including, without limitation, expenses incurred in modifying or lifting the automatic stay, determining adequate protection, use of cash collateral or relating to any plan of reorganization. Borrower's Obligation for payment of attorneys' fees and/or legal costs as provided in this Loan Agreement and/or in any other Loan Document shall include, without limitation, an Obligation for payment of reasonable market rate legal fees, compensation, fees, expenses and costs of Lender's in-house counsel.

10.4 Right to Perform for Borrower. Lender may, in its sole discretion and without any duty to do so, elect to discharge taxes, tax liens, security interests, or any other encumbrance upon the Collateral or any other property or asset of Borrower, to pay any filing, recording, or other charges payable by Borrower, or to perform any other Obligation of Borrower under the Loan Documents. Borrower agrees to pay to Lender immediately upon demand pay any costs incurred by Lender in exercising such right of performance.

10.5 Assignability. Borrower may not assign or transfer any of the Loan Documents and any such purported assignment or transfer shall be void. Lender may, without Borrower's consent, assign or transfer any of the Loan Documents, and in such event, Lender shall have no further liability under the terms of the Loan Documents.

10.6 Third Party Beneficiaries. The Loan Documents are made for the sole and exclusive benefit of Borrower, Lender and Guarantor and their successors and authorized assigns, and are not intended to benefit any

other third party. No third party may claim any right or benefit or seek to enforce any term or provision of the Loan Documents.

10.7 Governing Law. The Loan Documents shall be governed by and construed in accordance with the laws of the State of Utah, except to the extent that any such document expressly provides otherwise.

10.8 Severability of Invalid Provisions. Any provision of this Loan Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction only, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or thereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

10.9 Interpretation. The titles, captions and section headings in this Loan Agreement are inserted for convenience only and shall not be considered part of the Loan Agreement nor used in its interpretation. All references in this Loan Agreement to the singular shall be deemed to include the plural when the context so requires, and vice versa. References in the collective or conjunctive shall also include the disjunctive unless the context otherwise clearly requires a different interpretation.

10.10 Survival and Binding Effect of Representations, Warranties, and Covenants. All agreements, representations, warranties, and covenants made herein by Borrower shall survive the execution and delivery of this Loan Agreement and shall continue in effect so long as any Obligation to Lender contemplated by the Loan Documents is outstanding, unpaid, or unperformed, notwithstanding any termination of this Loan Agreement or any other Loan Document. All agreements, representations, warranties, and covenants made herein by Borrower shall survive any bankruptcy proceedings involving Borrower. All agreements, representations, warranties, and covenants in this Loan Agreement shall bind the party making the same, its successors and authorized assigns, and all rights and remedies in this Loan Agreement shall inure to the benefit of and be enforceable by each party for whom made, their respective successors and authorized assigns.

10.11 Indemnification. Borrower hereby agrees to indemnify Lender for all liabilities and damages (including without limitation, contract, tort, and equitable claims) which may be awarded against or chargeable to Lender, and for all reasonable attorneys' fees, legal expenses and other expenses incurred in defending such claims, arising from or relating in any manner to the Loan Documents (including all reasonable attorneys' fees, legal expenses and other expenses incurred in defending any such claims brought by Borrower if Borrower does not prevail in such actions). Lender shall have sole and complete control of the defense of any such claims and is hereby given authority to settle or otherwise compromise any such claims as Lender in good faith determines shall be in its best interests.

10.12 Interest on Expenses and Indemnification, Collateral, Order of Application. All expenses, out-of-pocket costs, attorneys' fees and legal expenses, amounts advanced in performance of Obligations of Borrower, and indemnification amounts owing by Borrower to Lender under or pursuant to this Loan Agreement, the Promissory Note, and/or any Security Documents shall be due and payable upon demand. If not paid upon demand, all such Obligations shall bear interest at the default rate provided in the Promissory Note from the date of disbursement until paid to Lender, both before and after judgment. Lender is hereby authorized to Advance or disburse funds under the Promissory Note for payment of all such Obligations. Payment of all such Obligations shall be secured by the Collateral and by the Security Documents. All payments and recoveries shall be applied to payment of the foregoing Obligations, the Promissory Note, and all other amounts owing to Lender by Borrower in such order and priority as determined by Lender. Unless provided otherwise in the Promissory Note, payments on the Promissory Note shall be applied first to Lender's outstanding costs, fees, and expenses, second to accrued interest, and the remainder, if any, to principal.

10.13 Limitation of Consequential Damages. Lender, its officers, directors, employees, representatives, agents, and attorneys, shall not be liable to Borrower or to any Guarantor for any consequential, punitive or exemplary damages, arising from or relating to any breach of contract, tort, or other wrong in connection with the negotiation, documentation, administration or collection of the Loan or in any manner relating to the Loan Documents and transactions contemplated therein.

10.14 Revival Clause. If the incurring of any debt by Borrower or the payment of any money or transfer of property to Lender by or on behalf of Borrower or Guarantor should for any reason subsequently be determined to be "voidable" or "avoidable" in whole or in part within the meaning of any state or federal law (collectively ***"voidable transfers"***), including, without limitation, fraudulent conveyances or preferential transfers under the United States Bankruptcy Code or any other federal or state law, and Lender is required to repay or restore any such voidable transfers or the amount or any portion thereof, or upon the advice of Lender's legal counsel is advised to do so, then, as to any such amount or property repaid or restored, including all reasonable costs, expenses, and attorneys' fees of Lender related thereto, the liability of Borrower and Guarantor, and each of them, shall automatically be revived, reinstated and restored and shall exist as though the voidable transfers had never been made. The Obligations under this Section 10.14 shall survive the termination of this Loan Agreement and all other Loan Documents.

10.15 Jury Trial Waiver, Exclusive Jurisdiction of Utah Courts. BORROWER HEREBY IRREVOCABLY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM, WHETHER IN CONTRACT OR IN TORT, AT LAW OR IN EQUITY, ARISING OUT OF OR IN ANY WAY RELATED TO ANY LOAN DOCUMENTS. BORROWER ACKNOWLEDGES THAT BY EXECUTION AND DELIVERY OF THIS LOAN AGREEMENT AND EACH OTHER LOAN DOCUMENT, BORROWER HAS TRANSACTED BUSINESS IN THE STATE OF UTAH AND BORROWER HEREBY VOLUNTARILY SUBMITS TO, CONSENTS TO, AND WAIVES ANY DEFENSE TO THE JURISDICTION OF COURTS LOCATED IN THE STATE OF UTAH AS TO ALL MATTERS RELATING TO OR ARISING FROM THIS AGREEMENT. EXCEPT AS EXPRESSLY AGREED IN WRITING BY LENDER, THE STATE AND FEDERAL COURTS LOCATED IN THE STATE OF UTAH SHALL HAVE SOLE AND EXCLUSIVE JURISDICTION OF ANY AND ALL CLAIMS, DISPUTES, AND CONTROVERSIES ARISING UNDER OR RELATING TO THE LOAN DOCUMENTS AND/OR THE TRANSACTIONS CONTEMPLATED THEREBY. NO LAWSUIT, PROCEEDING, ALTERNATIVE DISPUTE RESOLUTION, OR ANY OTHER ACTION RELATING TO OR ARISING UNDER THE LOAN DOCUMENTS AND THE TRANSACTIONS CONTEMPLATED THEREBY MAY BE COMMENCED OR PROSECUTED IN ANY OTHER FORUM, EXCEPT AS EXPRESSLY AGREED IN WRITING BY LENDER.

10.16 Joint and Several Liability. Borrower and Guarantor shall each be jointly and severally liable for all Obligations and liabilities arising under the Loan Documents.

10.17 Notices. All notices required to be given to any party other than Lender shall be deemed given upon the first to occur of: (i) deposit thereof in a receptacle under the control of the United States Postal Service, (ii) transmittal by electronic means, including facsimile, to a receiver under the control of such party, or (iii) actual receipt by such party or an employee or agent of such party. All notices required to be given to Lender hereunder shall be deemed given upon actual receipt by a responsible officer of Lender. For the purposes hereof, notices hereunder

shall be sent to the following addresses, or to such other addresses as each such party may in writing hereafter indicate:

BORROWER:	SilverSun Technologies, Inc. fka Trey Resources, Inc. and SWK Technologies, Inc.
Address:	5 Regent Street Livingston, NJ 07039
Officer:	Mark M. Meller
Fax Number:	(973) 758-6120

LENDER:	
Address:	
Officer:	
Fax Number:	

10.18 Duplicate Originals; Counterpart Execution. Two or more duplicate originals of the Loan Documents may be signed by the parties, each duplicate of which shall be an original but all of which together shall constitute one and the same instrument. Any Loan Documents may be executed in several counterparts, without the requirement that all parties sign each counterpart. Each of such counterparts shall be an original, but all counterparts together shall constitute one and the same instrument.

10.19 Time of Essence. Time is of the essence of this Loan Agreement.

10.20 Disclosure of Financial and Other Information. Borrower and Guarantor hereby consent to Lender disclosing to any other lender who may participate in the Loan any and all information, knowledge, reports, and records, including, without limitation, financial statements, relating in any manner whatsoever to the Loan, Borrower, and Guarantor.

10.21 Integrated Agreement and Subsequent Amendment. The Loan Documents constitute the entire agreement between Lender and Borrower and Guarantor, and may not be altered or amended except by written agreement signed by Lender, Borrower, and, if applicable, Guarantor. PURSUANT TO UTAH CODE SECTION 25-5-4, BORROWER AND GUARANTOR ARE NOTIFIED THAT THESE AGREEMENTS ARE A FINAL EXPRESSION OF THE AGREEMENT BETWEEN LENDER, BORROWER AND GUARANTOR AND THESE AGREEMENTS MAY NOT BE CONTRADICTED BY EVIDENCE OF ANY ALLEGED ORAL AGREEMENT. All prior and contemporaneous agreements, arrangements and understandings between the parties hereto as to the subject matter hereof are, except as otherwise expressly provided herein, rescinded.

IN WITNESS WHEREOF, the parties do hereby witnesseth the same as of the date first set forth above.

BORROWER:

SilverSun Technologies, Inc. fka Trey Resources, Inc. and SWK Technologies, Inc.

By: ______________________________

Name: Mark M. Meller

Title: CEO of SilverSun Technologies, Inc. fka Trey Resources, Inc. and Chairman of SWK Technologies, Inc.

STATE OF ________________)

:ss

COUNTY OF ______________)

On this _____ day of ____________, 2011, before me, the undersigned notary, personally appeared Mark M. Meller, who being by me duly sworn did state, that he is the CEO of SilverSun Technologies, Inc. fka Trey Resources, Inc., and Chairman of SWK Technologies, Inc., the corporations that executed the within instrument, and acknowledged to me that such corporation executed the same and that he was authorized to execute said instrument.

WITNESS my hand and official seal.

____

Notary Public

My Commission Expires: ______________________________

Residing At: ______________________________

LENDER:

By: ______________________________

Name: ______________________________

Title: ______________________________

Date: ______________________________

SCHEDULE A
TO LOAN AND SECURITY AGREEMENT

(*LOAN ADMINISTRATION*)

Borrower:	**SilverSun Technologies, Inc. fka Trey Resources, Inc. and SWK Technologies, Inc.**
Lender:	[illegible]
Guarantors:	**Mark M. Meller**
Original Term:	**36 months**
Maximum Credit Amount:	**$750,000.00**
Advance Rate:	**Eighty percent (80%)**

Initials: ________

Title:__________

SCHEDULE B
TO
LOAN AND SECURITY AGREEMENT

BORROWING BASE CERTIFICATE

Date: 10/26/2011

ACCOUNTS RECEIVABLE COLLATERAL ACTIVITY

1. Beginning Accounts Receivable Balance		$ -
2. Add Gross Sales	$ -	
2a. Add: Other Additions	$ -	
3. Total Purchases		$ -
4. Less: Collections	$ -	
4a. Less: Other Subtractions	$ -	
5. Total Accounts Receivable Closed		$ -
6. Total Accounts Receivable		$ -
7. Less: Ineligible Accounts	$ -	
8. Total Eligible Accounts Receivable		$ -
9. Advance Rate	85%	
10. Borrowing Base		$ -

CREDIT LINE ACTIVITY

11. Beginning Credit Line Balance		$ -
12. Less: Collections	$ -	
13. Add: Funds Drawn	$ -	
14. Add: Adjustments	$ -	
15. Ending Credit Line Balance		$ -
16. Accumulated Accrued Interest	$ -	
17. Credit Line Balance & Accrued Interest		$ -

FUNDS AVAILABILITY

18. Borrowing Base	$ -	
19. Maximum Credit Line	$ -	
20. Available Funds		$ -
21. Less: Credit Line Balance	$ -	
22. Less Available Reserves	$ -	
23. Net Funds Available		$ -